UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 6, 2013

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11475 Great Oaks Way, Suite 150, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(678) 581-6843

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

SANUWAVE Health, Inc., a Nevada corporation (the “Company”), issued promissory notes (the “Notes”), in the aggregate principal amount of $300,000, between May 14, 2013 and June 6, 2013, to certain existing shareholders.

The Notes accrue interest at a rate of 18% per annum. The Notes, together with all accrued and unpaid interest, are due and payable 179 days from their individual issuance date. In the event that the Notes are not paid in full within three business days of their respective maturity dates, then, from and after such maturity date and until payment in full, interest will accrue on the outstanding principal balance of the Notes at the rate of 25% per annum. Pursuant to the terms of the Notes, the Company agreed to pay all costs and expenses of collection on the Notes. The Notes are unsecured.

David N. Nemelka, the brother of John F. Nemelka, who is a member of the Company’s board of directors, purchased Notes in the offering in the principal amount of $100,000.

The description of the Notes contained herein is qualified in its entirety by reference to the text of such Notes, the form of which is attached to this Current Report on Form 8-K as Exhibit 4.1.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 above.

Item 9.01       Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.      Description

4.1                     Form of Promissory Note issued by SANUWAVE Health, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: June 11, 2013	By: /s/ Barry J. Jenkins Name: Barry J. Jenkins Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Promissory Note issued by SANUWAVE Health, Inc.